UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 25, 2016

DELUXE CORPORATION

 (Exact name of registrant as specified in its charter)

Minnesota	1-7945	41-0216800
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3680 Victoria St. North, Shoreview, Minnesota	55126-2966
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (651) 483-7111

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 On August 25, 2016, Terry D. Peterson, the registrant’s Senior Vice President and Chief Financial Officer, informed the registrant of his decision to resign his position to accept a similar employment position with a larger company (by revenues), such resignation to be effective as of the close of business on September 9, 2016.

(c)                                  On August 29, 2016, the registrant announced that Edward A. Merritt, age 49, will succeed Mr. Peterson as Chief Financial Officer and principal accounting officer of the registrant, on an interim basis, effective as of the close of business on September 9, 2016.  Mr. Merritt is currently serving as the Treasurer and Vice President of Investor Relations of the registrant, and will retain such positions while he assumes the Chief Financial Officer and principal accounting officer roles.

In connection with assuming the additional duties of Chief Financial Officer and principal accounting officer, Mr. Merritt’s base salary will be increased to an annualized amount of $320,000.  Other than this base salary increase, Mr. Merritt has not been awarded any additional compensation by the registrant.  In addition, Mr. Merritt and the registrant acknowledge that his service as Chief Financial Officer and principal accounting officer is on an interim basis and that, if one or both of such positions is later assigned to another individual, with the result that Mr. Merritt would return to his existing positions, responsibilities and compensation, such action would not entitle him to any payments or benefits under the registrant’s Severance Support Plan nor constitute “Good Reason” for him to terminate his employment and receive benefits under any equity grant agreement to which he is a party.

Mr. Merritt has held the role of Treasurer and Vice President of Investor Relations at the registrant since August of 2013. From August 2007 to August 2013, he was the Vice President of Treasury, Investor Relations & Corporate Development for Digital River, Inc., a leading provider of global e-commerce solutions. Prior to joining Digital River, he spent over 20 years in the retailing industry with the JCPenney Company, Inc., holding a number of corporate positions in finance, merchandise operations, merchandise planning and investor relations.

Mr. Merritt holds an MBA in Finance from the University of Texas at Dallas and a Bachelors of Business Administration in Financial Management and Accounting from the University of North Dakota. He has served on the boards of directors of several private and pre-IPO stage companies, in addition to serving on the board of directors of the American Red Cross for the Minnesota Region.

Mr. Merritt does not have a family relationship with any member of the Board of Directors or other executive officer of the registrant or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404 of Regulation S-K.

Mr. Merritt is a party to certain equity grant agreements with the registrant.  Other than those agreements, he is not party to any transactions with the registrant or any subsidiary of the registrant.  The material terms of those agreements are on file with the SEC.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1                        Press Release, dated August 29, 2016, of Deluxe Corporation announcing the resignation of Terry D. Peterson as Chief Financial Officer and appointment of Edward A. Merritt as interim Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 29, 2016

DELUXE CORPORATION

/s/ J. Michael Schroeder
J. Michael Schroeder
Senior Vice President,
General Counsel and Secretary

INDEX TO EXHIBITS

Exhibits

99.1

Press Release, dated August 29, 2016, of Deluxe Corporation announcing the resignation of Terry D. Peterson as Chief Financial Officer and appointment of Edward A. Merritt as interim Chief Financial Officer.